     As filed with the Securities and Exchange Commission on April 18, 2001
                                                    Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            MICHIGAN                                    38-3196031
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734
          (Address, including Zip Code, of Principal Executive Offices)

                                 ---------------
           BIG BUCK BREWERY & STEAKHOUSE, INC. 2000 STOCK OPTION PLAN
    BIG BUCK BREWERY & STEAKHOUSE, INC. NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)

                                 ---------------
   WILLIAM F. ROLINSKI                          Copies to:
   President and Chief Executive Officer        CHRISTOPHER C. CLEVELAND, ESQ.
   Big Buck Brewery & Steakhouse, Inc.          BRETT D. ANDERSON, ESQ.
   550 South Wisconsin Street                   Briggs and Morgan
   Gaylord, Michigan 49734                      Professional Association
   (517) 731-0401                               2400 IDS Center
   (Name, Address, including Zip Code,          Minneapolis, Minnesota 55402
   and Telephone Number, including Area         (612) 334-8400
   Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                PROPOSED          PROPOSED
                                                                                 MAXIMUM           MAXIMUM            AMOUNT OF
                                                            AMOUNT TO BE      OFFERING PRICE      AGGREGATE         REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED          REGISTERED(1)       PER SHARE       OFFERING PRICE           FEE
===================================================================================================================================
BIG BUCK BREWERY & STEAKHOUSE, INC.
2000 STOCK OPTION PLAN
  Options to purchase common stock . . . . . . . . . . .     1,000,000            N/A               N/A                 N/A
  Common stock (par value $0.01) . . . . . . . . . . . .   815,000 shares      $0.93 (2)         $757,950            $189.49
  Common stock (par value $0.01) . . . . . . . . . . . .   160,000 shares       $1.4375          $230,000             $57.50
  Common stock (par value $0.01) . . . . . . . . . . . .    25,000 shares        $1.00            $25,000             $6.25
BIG BUCK BREWERY & STEAKHOUSE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENTS
 Options to purchase common stock. . . . . . . . . . . .      60,000              N/A               N/A                 N/A
  Common stock (par value $0.01) . . . . . . . . . . . .    60,000 shares        $1.00            $60,000             $15.00
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Big Buck Brewery & Steakhouse, Inc. 2000 Stock Option Plan or the Big Buck Brewery & Steakhouse, Inc. Non-Qualified Stock Option Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(h) and based upon the average of the high and low prices for such stock on April 16, 2001, as reported by the Nasdaq SmallCap Market.
===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         - Annual Report on Form 10-KSB for the year ended December 31, 2000 (as amended);

         - Description of our units (each consisting of one share of common stock and one redeemable Class A Warrant to purchase one share of common stock), our common stock and our Class A Warrants contained in our Registration Statement on Form 8-A/A (File No. 000-20845) filed on June 8, 2000; and

         -     Definitive Schedule 14A (Proxy Statement) filed on October 18,
               2000.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As a Michigan corporation, we are subject to Michigan Business Corporation Act Section 450.1561 which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Section
450.1562 provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized in Section
450.1564c. Article V, Section 3 of our Bylaws generally provides that we will indemnify our directors and officers to the fullest extent authorized or permitted under the Michigan Business Corporation Act and that we will make advancements of expenses at the request of a director or officer.

         Our Restated Articles of Incorporation generally limit the personal liability of directors for monetary damages for breaches of fiduciary duty. If a director were to breach such duty in performing his or her duties as a director, neither we nor our shareholders could recover monetary damages from the director, and the only course of action available to our shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. Article VII of our Restated Articles of Incorporation provides that a director shall not be personally liable to us or our shareholders for monetary damages for breach of the director's fiduciary duty. However, Article VII does not eliminate or limit the liability of a director for any of the following: (1) a breach of the director's duty of loyalty to us or our shareholders; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) a violation of Section 450.1551(1) of the Michigan Business Corporation Act; (4) a transaction from which the director derived an improper personal benefit; and
(5) an act or omission occurring prior to the effective date of Article VII. To the extent claims against directors are limited to equitable remedies, Article VII of our Restated Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their fiduciary duty.

         Michigan corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which corporations cannot indemnify their officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number  Description
------  -----------
5       Opinion of Briggs and Morgan, Professional Association.

23.1    Consent of Briggs and Morgan, Professional Association (included in
        Exhibit 5).

23.2    Consent of Independent Public Accountants.

24      Powers of Attorney (included on signature page to the Registration
        Statement).

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaylord, State of Michigan, on April 18, 2001.

                            BIG BUCK BREWERY & STEAKHOUSE, INC.

                            By  /s/ William F. Rolinski
                                --------------------------------------
                                 William F. Rolinski
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Rolinski and Anthony P. Dombrowski, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                                       Title                                  Date
               ---------                                       -----                                  ----
  /s/ William F. Rolinski
-----------------------------------         President, Chief Executive Officer and           April 18, 2001
          William F. Rolinski               Director (Principal Executive Officer)


  /s/ Anthony P. Dombrowski                 Chief Financial Officer and Treasurer            April 18, 2001
-----------------------------------         (Principal Accounting Officer and
          Anthony P. Dombrowski             Principal Financial Officer)


  /s/ Matthew P. Cullen                     Director                                         April 18, 2001
-----------------------------------
          Matthew P. Cullen


  /s/ Blair A. Murphy, D.O.                 Director                                         April 18, 2001
-----------------------------------
         Blair A. Murphy, D.O.


  /s/ Henry T. Siwecki                      Director                                         April 18, 2001
-----------------------------------
            Henry T. Siwecki


  /s/ Jonathon D. Ahlbrand                  Director                                         April 18, 2001
-----------------------------------
          Jonathon D. Ahlbrand


  /s/ Casimer I. Zaremba                    Director                                         April 18, 2001
-----------------------------------
           Casimer I. Zaremba

                                  EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
5        Opinion of Briggs and Morgan, Professional Association.

23.1     Consent of Briggs and Morgan, Professional Association (included in
         Exhibit 5).

23.2     Consent of Independent Public Accountants.

24       Powers of Attorney (included on signature page to the Registration
         Statement).